UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 10, 2011

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In an at-large election concluded on November 10, 2011, the participating members of the Federal Home Loan Bank of San Francisco (“Bank”) elected incumbent nonmember independent director Kevin Murray to a new term on the Bank's board. In addition, the participating California members of the Bank elected Craig G. Blunden (Chairman and Chief Executive Officer of Provident Savings Bank, F.S.B., Riverside, California) to serve on the Bank's board as a California member director and the participating Nevada members of the Bank elected Kenneth A. Vecchione (Vice Chairman, Bank of Nevada, Las Vegas, Nevada) to serve on the Bank's board as a Nevada member director. The term for each of these positions is four years, beginning January 1, 2012, and ending December 31, 2015. The Bank's board appoints directors to its committees in January each year.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Bank's 2011 director elections were conducted by mail. No in-person meeting of the members was held. In the at-large election concluded on November 10, 2011, one candidate, incumbent nonmember independent director Kevin Murray, was nominated to run for the nonmember independent director position. Out of 384 institutions eligible to vote in the at-large election, 168 participated, casting a total of 5,575,462 votes, of which Mr. Murray, received 5,575,462 votes (representing 48.08% of total eligible voting shares) and was elected.

Institutions eligible to vote in the 2011 California member director election nominated five candidates for the California member director position to be filled in the 2011 California member director election. Out of these five candidates, Craig G. Blunden was elected. Out of 325 institutions eligible to vote in the 2011 California member director election, 146 participated, casting a total of 5,131,169 votes, of which Mr. Blunden received 1,669,637 votes. The table below shows the number of votes that each candidate received in the 2011 election for the California member director position:

Name	Member	Votes
Craig G. Blunden (elected)	Chairman and Chief Executive Officer Provident Savings Bank, F.S.B., Riverside, CA	1,669,637
Steven R. Gardner	President and Chief Executive Officer Pacific Premier Bank, Costa Mesa, CA	1,011,131
Stephen H. Gordon	Chairman, President and Chief Executive Officer Opus Bank, Redondo Beach, CA	644,109
Alan I. Rothenberg	Chairman 1st Century Bank, National Association, Los Angeles, CA	212,222
Stephen R. Thompson	Executive Vice President and Chief Financial Officer OneWest Bank, FSB, Pasadena, CA	1,594,070
	Total Votes Cast:	5,131,169

Institutions eligible to vote in the 2011 Nevada member director election nominated three candidates for the Nevada member director position to be filled in the 2011 Nevada member director election. Out of these three candidates, Kenneth A. Vecchione was elected. Out of 18 institutions eligible to vote in the 2011 Nevada member director election, 8 participated, casting a total of 1,137,058 votes, of which Mr. Vecchione received 958,132 votes. The table below shows the number of votes that each candidate received in the 2011 election for the Nevada member director position:

Name	Member	Votes
Bradley W. Beal	President and Chief Executive Officer Nevada Federal Credit Union, Las Vegas, NV	32,097
Dallas E. Haun	President, Chief Executive Officer and Chairman Nevada State Bank, Las Vegas, NV	146,829
Kenneth A. Vecchione (elected)	Vice Chairman Bank of Nevada, Las Vegas, NV	958,132
	Total Votes Cast:	1,137,058

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	99.1	Press Release, dated November 14, 2011, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 15, 2011	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer